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                                                                  Exhibit 10.44


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of October 6, 1999, between Kellstrom Industries, Inc., a Delaware corporation having its principal place of business at 1100 International Parkway, Sunrise, Florida 33323 (the "Company"), and Robert V. Hogan, an individual residing at (the "Employee").


                                    RECITALS

         The Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions set forth in this Agreement.


                               TERMS OF AGREEMENT

         In consideration of the above recitals and the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. DEFINITIONS.

                  (a) The "Board" shall mean the Board of Directors of the Company.

                  (b) The "Company Target" shall mean, with respect to any period, the target net income of the Company for such period as determined in the sole discretion of the Board (or the Executive Committee).

                  (c) The "Division" shall mean the Commercial Spare Parts division of the Company.

                  (d) "Divisional Net Income" shall mean, with respect to any period, the actual net income, before taxes and corporate overhead allocations, of the Division for such period as determined by the Company in its sole discretion.

                  (e) The "Division Target" shall mean, with respect to any period, the target net income of the Division, before taxes and corporate overhead allocations, for such period as determined in the sole discretion of the Board (or the Executive Committee).

                  (f) The "Effective Date" shall mean October 6, 1999.

                  (g) The "Employment Period" shall mean the period commencing on the Effective Date and continuing until the fifth year anniversary the Effective Date, unless earlier terminated in accordance with the terms of this Agreement.





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                  (h) The "Executive Committee" shall mean the Executive
Committee of the Board of Directors of the Company.

                  (i) "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  (j) "Net Income" shall mean, with respect to any period, the actual net income of the Company for such period as determined by the Company in its sole discretion in accordance with GAAP.

         2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for the duration of the Employment Period and pursuant to the other terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless earlier terminated under Section 5 below.

         3. TERMS OF EMPLOYMENT.

                  (a) POSITION AND DUTIES. During the Employment Period the Employee shall serve as Senior Vice President and General Manager - Commercial Spare Parts of the Company. The Employee shall perform such duties as the Board or the Chief Executive Officer or other senior officers of the Company shall from time to time determine. In the performance of his duties, the Employee shall comply with the stated policies of the Company.

                  (b) LOCATION. The principal place of employment of the Employee shall be the principal offices of the Company in Sunrise, Florida.

                  (c) COMPENSATION.

                           (1) BASE SALARY. The Employee's annual salary (the
"Salary") shall be at the rate of $180,000 per annum for the duration of the Employee's employment hereunder. During the Employment Period, the Employee's salary may be reviewed and changed by the Board in its sole discretion, provided, however, that the Company shall not pay the Employee a Salary less than such amount. Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

                           (2) ANNUAL COMPANY BONUS. Subject to subsection (C)
below, for each calendar year during the Employment Period commencing with the year ending December 31, 2000, at the end of which year the Employee is employed by the Company, the Company shall be eligible to be paid a bonus (the "Bonus"), one-half of which shall be computed based upon the Company's Net Income as compared to the Company Target for such year (the "Company Bonus"), and one-half of which shall be computed based upon Divisional Net Income as compared to the Division Target for such year (the "Division Bonus"). The Bonus payable, if any, with respect to any calendar year shall be the sum of the Company Bonus and the Division Bonus.




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                  (A) Company Bonus. The Company Bonus, if any, payable on
account of any calendar year shall be computed as follows:


                           i. if the Company has Net Income for such year in an
amount equal to the Company Target for such year, the Employee shall be entitled to a Company Bonus in the amount of $50,000.

                           ii. if the Company has Net Income for such year in an
amount that is more than the Company Target and less than 125% of the Company Target, the Employee shall be entitled to a Company Bonus as calculated below:

                  CB    =     $50,000 + [$50,000 x  2 x (NI - CT)]
                                                    -------------
                                                         CT

                  where:

                  CB    =     the Company Bonus earned in such year.

                  CT    =     the Company Target for such year.

                  NI    =     Net Income for such year.

                           iii. if the Company has Net Income for such year in
an amount equal to 125% or more of the Company Target, the Employee shall be entitled to a Company Bonus in the amount of $75,000.

                           iv. if the Company has Net Income for such year in an
amount that is equal to or less than 75% of the Company Target, the Employee shall not be entitled to a Company Bonus.

v. if the Company has Net Income for such year in an amount that is greater than 75% of the Company Target but less than the Company Target, the Employee shall be entitled to a Company Bonus as calculated below:

                  CB    =    $50,000 - [$50,000 x  4 x (CT  -  NI)]
                                                   ---------------
                                                          CT
                  where:

                  CB    =    the Company Bonus earned in such year.

                  CT    =    the Company Target for such year.

                  NI    =    Net Income for such year.







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                  (B) DIVISION BONUS. The Division Bonus, if any, payable on account of any calendar year shall be computed as follows:

                           i. if the Divisional Net Income for such year is
equal to the Division Target for such year, the Employee shall be entitled to a Division Bonus in the amount of $50,000.

                           ii. if the Divisional Net Income for such year is
more than the Division Target and less than 125% of the Division Target, the Employee shall be entitled to a Division Bonus as calculated below:

                    DB    =   $50,000 + [$50,000 x  2 x (NI  -  DT)]
                                                    ---------------
                                                           DT
                    where:

                    DB    =   the Division Bonus earned in such year.

                    DT    =   the Division Target for such year.

                    NI    =   Divisional Net Income for such year.

                           iii. if the Divisional Net Income for such year equal
to 125% or more of the Division Target, the Employee shall be entitled to a Division Bonus of $75,000.

                           iv. if the Divisional Net Income for such year is
equal to or less than 75% of the Division Target, the Employee shall not be entitled to a Division Bonus.

                           v. if the Divisional Net Income for such year is
greater than 75% of the Division Target but less than the Division Target, the Employee shall be entitled to a Division Bonus as calculated below:

                    DB    =   $50,000 - [$50,000 x  4 x (DT  -  NI)]
                                                    ---------------
                                                           DT
                    where:

                    DB    =   the Division Bonus earned in such year.

                    DT    =   the Division Target for such year.

                    NI    =   Divisional Net Income for such year.

                  (C) for any calendar year regarding which the Employee is entitled to a Bonus under the foregoing provisions of this subsection (2) but during which year the Employee did not work the entire calendar year, unless otherwise provided herein, the Employee





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shall be entitled to a bonus equal to the product of the Bonus, as calculated under the foregoing provisions, multiplied by a fraction, the numerator of which is the number of months during such calendar year that the Employee was employed by the Company and the denominator of which is twelve.

         (3) 1999 BONUS. Provided that the Employee is employed by the Company as of December 31, 1999, the Employee shall be entitled to a bonus in the amount of $37,500.

         (4) SIGNING BONUS. The Employee shall be entitled to a bonus of $50,000 payable upon the execution of this Agreement by both parties, and an additional $50,000 upon the Employee's sale of his residence in the State of Illinois, as evidenced by written documentation thereof reasonably satisfactory to the Company. Any amounts which shall have been paid to the Employee prior to the Effective Date pursuant to the previous sentence shall be immediately repaid to the Company by the Employee in the event that the Employee fails for any reason (other than the willful misconduct of the Company) to commence employment for the Company on the Effective Date in accordance with the terms and conditions of this Agreement.

         (5) STOCK OPTIONS. Simultaneously with the commencement of the Employment Period, the Company shall cause to be granted to the Employee a non-qualified stock option to purchase 40,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price per share equal to the fair market value of the Common Stock on the date of the grant, pursuant to the Company's standard form of option agreement to be executed by the Company and the Employee. Such option shall vest as to one-third (1/3) of the shares subject thereto on each of the first, second and third yearly anniversaries of the Effective Date.

                  (d) BENEFITS. In addition to the compensation payable to the Employee as set forth in Section 3(c) above, during the Employment Period the Employee shall be eligible for similar incentive, stock option grants, savings, welfare (including without limitation medical and dental insurance) plans, practices, policies and programs applicable on or after the Effective Date to other employees of the Company as determined in the discretion of the Board (or the Executive Committee). As of the date of the Agreement, such benefits include the following.

                           (i) Health care: The Company offers health insurance
for the Employee, his spouse and eligible dependnents pursuant to such plans as the Company provides from time to time. The Employee shall be responsible for a portion of the entire insurance package, plus all deductible, co-insurance and co-payment amounts due according to the plans. Upon termination the Employee will be subject to any continuation of the plan(s) as required by law and/or the plan documents. These plans are presently offered the first of the month after 3 months of service.


                           (ii) 401k Plan: The Employee is encouraged to and
may, at his discretion, participate in the Company-offered 401k Plan. The Company may, at its sole discretion also contribute a match. A Summary Plan Description containing more information regarding this plan will be made available to the Employee prior to enrolling in this benefit, which is offered the first quarterly enrollment after 90 days of service.




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                  (e) VACATION. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other employees of the Company, provided that the Employee shall be entitled to a minimum of three (3) weeks of paid vacation per full calendar year (pro rated if the Employee serves for less than the full calendar year). Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years, PROVIDED that unused vacation days shall be accrued up to a maximum of four weeks.

                  (f) HOLIDAYS AND SICK LEAVE. The Employee shall be entitled to paid holidays and paid sick leave in accordance with the policies and practices applicable on or after the Effective Date to other officers of the Company, as may be determined by the Company from time to time.

                  (g) EXPENSES. The Company shall pay or reimburse the Employee for reasonable expenses incurred or paid by him during the Employment Period in the performance of his services under this Agreement upon presentation of expense statements or such other supporting information as may be required for other officers of the Company in accordance with the Company's policies.

                  (h) AUTOMOBILE. During the Employment Period, the Company shall provide to the Employee an allowance for an automobile of $900 per month, to include insurance, for use by the Employee in connection with the performance of his duties hereunder. The Company shall pay or reimburse the Employee for all reasonable, documented expenses of maintenance and operation of such automobile. The Company shall also reimburse any documented "up-front" (e.g. security deposits) expenses not to exceed a total of $3,000.

                  (i) RELOCATION EXPENSES. The Company shall reimburse the Employee for reasonable, documented expenses incurred by the Employee to move himself, his family and his personal belongings to Florida in connection with the commencement of his employment hereunder, in accordance with the Company's policies, PROVIDED that in no event shall the total amount of such expenses for which the Company shall be responsible exceed $15,000.

                  (j) LOAN. The Company shall, on the Effective Date, loan to the Employee the sum of $150,000 (the "Loan"), which Loan shall be evidenced by a Promissory Note, in form and substance satisfactory to the Company, to be executed by the Employee. The Loan shall accrue interest at the applicable Federal rate in effect on the Effective Date under ss.1274 of the Internal Revenue Code of the United States, as amended. At the end of each of the first, second and third yearly anniversaries of the Effective Date, provided that the Employee is then employed by the Company, $50,000.00 of the Loan shall be forgiven, together with any interest on the Loan which shall have accrued during such year, and the Company shall reimburse the Employee for any Federal, state and/or local income taxes paid or payable by the Employee on account of such forgiveness. Any such amounts payable by the Company shall be paid at the same time as the




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Bonus for such year, if any, payable pursuant to Section 3(c)(2) hereunder. In the event of the termination of this Agreement at any time prior to the end of the Employment Period, the full principal amount of the Loan then outstanding, together with all accrued interest thereon, shall be immediately due and payable.

         4. EMPLOYEE'S OBLIGATIONS AND REPRESENTATIONS.

                  (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee by the Company.

                  (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering the services required of him hereunder to the Company during the Employment Period. The Employee further represents, warrants and agrees with the Company that as of the Effective Date he has not made and will not make during the Employment Period any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary or affiliate thereof.

         5. TERMINATION.

                  (a) DEATH. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the Employee's death, the Company shall have no further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of his death.

                  (b) DISABILITY. If the Company determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of two (2) consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 30-day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, two months after its commencement, is determined by a physician selected by the Company to be a total and permanent condition which substantially prevents the Employee from performing the services to be provided by him hereunder. The Employee shall be entitled to all compensation and benefits provided for under this Agreement during the two-month waiting period for the disability determination and during






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the 30-day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination.

                  (c) CAUSE. During the Employment Period, the Company may terminate the Employee's employment for "cause", as determined by the Board and as defined below. For purposes of this Agreement, "cause" shall mean:

                           (1) an act or acts of fraud, embezzlement or any
other act by the Employee that would constitute a felony under the laws of the State of Florida;

                           (2) repeated violations by the Employee of his
obligations under Section 4(a) of this Agreement or a breach by the Employee of his representations or obligations under any of Sections 3(a), 4(b), 6, 7 or 8 of this Agreement;

                           (3) the indictment of the Employee of a crime, where
the Company reasonably believes it would impair the Employee's ability to perform his services under this Agreement;

                           (4) willful and gross misconduct by the Employee in
the performance of his duties hereunder; or

                           (5) the commission by the Employee of an act (other
than good faith exercise of business judgment in the exercise of his responsibilities pursuant to this Agreement) resulting in material damage to the Company.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any Bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this Section 5(c). In addition, in the event such termination occurs prior to the one year anniversary of the Effective Date, the Employee shall immediately repay to the Company any amounts paid to the Employee pursuant to Section 3(c)(4) of this Agreement.

                  (d) INVOLUNTARY TERMINATION. Notwithstanding anything herein to the contrary, the Company shall have the right, at any time upon notice to the Employee, to terminate the Employee's employment. If during the Employment Period the Company terminates the





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Employee's employment other than for cause or disability it shall be deemed to be an involuntary termination and the Company shall pay to the Employee the following amounts:

                           (1) to the extent not theretofore paid, the Company
shall pay the Employee's Salary through the date of such involuntary termination and, when calculated, the pro-rated Bonus (if any) as set forth in Section 3(c)(2)(C) above, in each case payable as and when such Salary and Bonus (if any) would otherwise have been paid to the Employee; and

                           (2) the Company shall pay the Employee on the date of
such involuntary termination an amount equal to three (3) months of the Employee's base Salary as severance pay.

                  (e) VOLUNTARY TERMINATION. The Employee agrees to provide the Company with thirty (30) days' notice prior to voluntarily terminating his employment. At the end of such 30-day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any Bonus in respect of the year of termination in the event the Employee's employment is terminated pursuant to this Section 5(e). In addition, in the event such termination occurs prior to the one year anniversary of the Effective Date, the Employee shall immediately repay to the Company any amounts paid to the Employee pursuant to Section 3(c)(4) of this Agreement.

         6. CONFIDENTIALITY.

                  (a) ACKNOWLEDGMENT AND PURPOSES. The Employee acknowledges that he has learned, developed and had access to and during the Employment Period, he will learn, develop and have access to Confidential Information relating to the business and affairs of the Company and its affiliates. As used in this Agreement, "Confidential Information" shall mean any and all trade secrets and other confidential information concerning the Company and its affiliates including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, information relating to governmental relations and information relating to the products or services, in each case whether patentable or not.

         The Company is engaged in a highly competitive business; its competitive position depends in great measure upon its ability to develop or acquire and maintain the confidentiality of Confidential Information; and it may have expended and is likely to continue to expend considerable efforts and resources in the development or acquisition of Confidential Information. Based upon the foregoing, the Employee recognizes that the unauthorized disclosure of Confidential Information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company.






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                  (b) RESTRICTIONS ON THE USE OF CONFIDENTIAL INFORMATION. The
Employee agrees and covenants as follows:

                           (i) All documents and other materials made or
compiled by or made available to the Employee prior to the date hereof or during the Employment Period by the Company or any of its affiliates and any copies thereof, whether or not containing Confidential Information, are and shall be the property of the Company and shall, at the request of the Company be delivered to the Company by the Employee immediately upon the conclusion of his engagement as an Employee. Except as required in connection with the services to be performed hereunder, the Employee agrees not to remove from the Company's premises, without permission, any and all papers or drawings belonging to the Company, including those prepared or worked on by him. The Employee will treat as trade secrets all Confidential Information acquired by him prior to the date hereof or during the Employment Period and shall not at any time use any Confidential Information for his own benefit nor disclose it or any part of it to any other person, firm or corporation not connected with the Company (i) without the prior written consent of the Company or (ii) unless such disclosure is required by law or in response to a legal order or (iii) unless such Confidential Information has become generally available to the public other than through the breach the Employee of the terms hereof.

                           (ii) All ideas, reports, and other creative works
conceived by the Employee during the Employment Period and relating to Confidential Information, shall be disclosed to the Company and shall be the sole property of the Company.

         7. NON-COMPETITION.

                  (a) The Employee agrees that during the Employment Period and for two (2) years thereafter (or, in the case of termination of the Employee's employment pursuant to Section 5.(a) hereof and subject to Section 7(b) below, for 6 months thereafter) (the "Non Compete Period") he will not, anywhere in the world, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity which directly or indirectly is in competition with any of the business operations or activities of the Company or its affiliates as of the date of termination of his employment or for any time prior thereto. Nothing herein contained, however, shall restrict the Employee from making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or its affiliates.






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                  (b) Notwithstanding Section 7(a) above, in the event that the
Employee's employment is terminated pursuant to Section 5(d) hereof, Kellstrom shall have the right, in its sole discretion, to increase the term of the Non Compete Period for up to an additional six (6) months, by paying the Employee an amount equal to the Employee's base Salary that would be payable for such number of additional months of the Non Compete Period. If Kellstrom intends to exercise such option, it shall notify the Employee in writing of such intention within thirty (30) days after the expiration or termination of this Agreement, which notice shall specify the number of additional months of exclusivity that Kellstrom intends to purchase pursuant to this Section 7(b).


         8. RESTRICTION ON SOLICITATION. The Employee agrees that during the Employment Period and for two (2) years thereafter he will not:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of the Company to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its affiliates or;

                  (ii) directly or indirectly approach any such employee for these purposes;

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company shall be, a customer of the Company to become a customer for the same or similar products which it purchased from the Company, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         9. REMEDIES; OTHER ACKNOWLEDGMENTS. The Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of Sections 6, 7 or 8 of this Agreement, the Company would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, the Employee agrees that in such event, in addition to any other remedies which the Company may have in law or in equity for money damages or other relief, the Company shall be entitled to temporary and/or injunctive relief, without the necessity of proving damages, to enforce the provisions hereof. In addition, the parties hereto agree and acknowledge if any provision of Section 6, 7 or 8 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or





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any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         10. SUCCESSORS. This Agreement is personal to the Employee and without the prior written consent of the Company may not be assigned by the Employee. The Company may assign its rights and obligations hereunder, provided that the Company will require the assignee to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such assignment had taken place.

         11. BINDING ARBITRATION. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through arbitration in Broward County, Florida, under the rules then obtaining of the American Arbitration Association in the State of Florida. For the purposes of confirming any such award and entering judgment thereon each party hereby submits to the exclusive jurisdiction and venue of the state and federal courts located in Broward County, Florida.

         12. MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws.

                  (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  If to the Company, to:

                  Kellstrom Industries, Inc.
                  1100 International Parkway
                  Sunrise, Florida 33323
                  Attn: Chief Executive Officer






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                  If to the Employee, to:

                  Robert V. Hogan

or to such other address as either party shall have furnished to the other in accordance herewith.

                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (f) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (g) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed and delivered as of the day and year first above written.


                                     KELLSTROM INDUSTRIES, INC.



                                     By: /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                         Zivi R. Nedivi, President & CEO



                                         /s/ Robert V. Hogan
                                         ---------------------------------------
                                         Robert V. Hogan






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